Exhibit 32.1
Certification of Principal Executive Officer and Principal Financial Officer — Sarbanes-Oxley Section 906
Pursuant to 18 U.S.C. section 1350, the undersigned officer of Triad Guaranty Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 10, 2008

	By:	/s/ Kenneth W. Jones

Kenneth W. Jones President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)